Date:	March 22, 2012
For Release:	Immediate
Contact:	Investor Contact:
	Raymond J. De Hont	Joseph Hassett, SVP
	Chairman and Chief Executive Officer	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces
Fourth Quarter and Fiscal Year End Financial Results

● Net Sales Up 19% Versus Last Year’s Fourth Quarter
● Earnings Per Share Up 25% Versus Last Year’s Fourth Quarter
● New Orders Up 37% Versus Last Year’s Fourth Quarter

Harleysville, PA, March 22, 2012 – Met-Pro Corporation (NYSE: MPR-News) today announced the Company’s financial results for the fourth quarter and fiscal year ended January 31, 2012.

Net sales for the fourth quarter ended January 31, 2012 were $28.4 million, an increase of 19% compared with net sales of $23.8 million for the same quarter last year. Net income totaled $2.1 million and diluted earnings per share were $0.15 for the fourth quarter, increases of 22% and 25%, respectively, compared with net income of $1.8 million and diluted earnings per share of $0.12 for the same period last year.

New orders for the fourth quarter totaled $28.3 million, a 37% increase compared with the $20.7 million for the fourth quarter last year. As a result, the Company’s backlog of orders totaled $28.4 million as of January 31, 2012, an increase of 57% compared with $18.1 million as of the same point last year.

Net sales for the fiscal year ended January 31, 2012 increased 13% to $100.2 million compared with $88.9 million for the same period last year. Net income totaled $7.1 million and diluted earnings per share were $0.48 for the fiscal year ended January 31, 2012 compared with net income of $6.1 million and diluted earnings per share of $0.42 for the same period last year, increases of 16% and 14%, respectively.

New orders for the fiscal year ended January 31, 2012 were up 23% to $110.9 million compared with $89.9 million for the prior fiscal year.

“We are pleased to announce strong earnings, revenues and new orders for the current quarter and for the full fiscal year” said Raymond J. De Hont, Chairman and Chief Executive Officer. “Our continuing investments to bolster global organic growth and our ongoing strategic focus on providing engineered solutions across the markets we serve continue to gain traction resulting in solid top line and bottom line growth. New orders over the past year, which included bookings in South America, Russia, Singapore and China, offer clear evidence of our expanding international growth. With our strong balance sheet, expanding global presence and commitment to executing on our global solutions strategy, we are well positioned to continue to deliver attractive returns to our shareholders.”

On December 16, 2011, the Company’s Board of Directors declared a quarterly dividend of $0.071 per share, representing an 8% increase compared to the dividend for the same quarter a year ago.  The dividend was paid on March 16, 2012 to shareholders of record at the close of business on March 2, 2012. This is the thirty-seventh consecutive year that Met-Pro Corporation has paid either a cash or stock dividend.

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer, will hold a conference call for investors today, March 22, 2012, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s website at www.met-pro.com/news/news-releases prior to the beginning of the conference call.

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Met-Pro Corporation/Page 2

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 58107658) at 10:55 AM (Eastern) today. A taped replay of the conference call will be available within two hours of the conclusion of the call and until April 5, 2012. To access the taped replay, call the US/Canada Dial-In # 855-859-2056 or the International Dial-In # 404-537-3406 and enter conference ID 58107658.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies. Through its global sales organization, internationally recognized brands, and operations in North America, South America, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation
Consolidated Statements of Income

	Three Months Ended		Fiscal Years Ended
	January 31,		January 31,
	2012	2011	2012	2011
Net sales	$28,397,015	$23,766,789	$100,161,392	$88,865,426
Cost of goods sold	18,558,042	15,108,416	64,792,385	56,587,326
Gross profit	9,838,973	8,658,373	35,369,007	32,278,100

Operating expenses
Selling	3,232,916	3,125,232	12,017,123	11,674,270
General and administrative	3,323,454	3,154,792	12,760,600	11,633,509
	6,556,370	6,280,024	24,777,723	23,307,779
Income from operations	3,282,603	2,378,349	10,591,284	8,970,321

Interest expense	(45,319)	(52,583)	(191,181)	(212,470)
Other income	44,560	153,212	434,207	362,046
Income before taxes	3,281,844	2,478,978	10,834,310	9,119,897

Provision for taxes	1,132,770	722,853	3,700,609	2,980,765

Net income	$2,149,074	$1,756,125	$7,133,701	$6,139,132

Basic earnings per share	$.15	$.12	$.49	$.42
Diluted earnings per share	$.15	$.12	$.48	$.42

Average common shares outstanding:
Basic shares	14,660,673	14,626,398	14,662,055	14,629,215
Diluted shares	14,776,606	14,753,975	14,774,692	14,758,659

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Met-Pro Corporation
Consolidated Balance Sheets

	January 31,	January 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$34,581,394	$32,400,814
Short-term investments	764,061	497,155
Accounts receivable, net of allowance for
doubtful accounts of approximately
$491,000 and $444,000, respectively	17,373,121	15,311,322
Inventories	17,847,143	15,474,430
Prepaid expenses, deposits and other current assets	1,683,486	1,578,176
Deferred income taxes	186,329	84,155
Total current assets	72,435,534	65,346,052

Property, plant and equipment, net	19,322,436	19,290,808
Goodwill	20,798,913	20,798,913
Other assets	2,952,332	2,610,555
Total assets	$115,509,215	$108,046,328

Liabilities and shareholders’ equity
Current liabilities
Current portion of debt	$657,216	$532,540
Accounts payable	7,684,739	4,864,724
Accrued salaries, wages and benefits	1,827,603	1,650,314
Other accrued expenses	2,357,929	2,286,043
Dividend payable	1,042,297	967,445
Customers’ advances	3,232,600	907,107
Total current liabilities	16,802,384	11,208,173

Long-term debt	2,687,971	3,011,988
Accrued pension retirement benefits	10,618,047	6,553,262
Other non-current liabilities	56,391	54,195
Deferred income taxes	1,522,451	2,745,786
Total liabilities	31,687,244	23,573,404

Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares
authorized, 15,928,679 shares issued, of which
1,250,051 and 1,270,417 shares were reacquired
and held in treasury at the respective dates	1,592,868	1,592,868
Additional paid-in capital	4,058,735	3,448,249
Retained earnings	96,228,764	93,113,247
Accumulated other comprehensive loss	(7,718,883)	(3,201,767)
Treasury shares, at cost	(10,339,513)	(10,479,673)
Total shareholders’ equity	83,821,971	84,472,924
Total liabilities and shareholders’ equity	$115,509,215	$108,046,328

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Met-Pro Corporation
Consolidated Business Segment Data

	Three Months Ended		Fiscal Years Ended
	January 31,		January 31,
	2012	2011	2012	2011
Net sales
Product Recovery/Pollution Control Technologies	$13,716,876	$11,502,070	$43,568,042	$41,426,858
Fluid Handling Technologies	8,956,997	7,417,933	33,264,149	27,488,559
Mefiag Filtration Technologies	3,314,685	2,475,663	12,945,610	9,897,038
Filtration/Purification Technologies	2,408,457	2,371,123	10,383,591	10,052,971
	$28,397,015	$23,766,789	$100,161,392	$88,865,426

Income (loss) from operations
Product Recovery/Pollution Control Technologies	$663,688	$563,624	$1,198,674	$2,046,716
Fluid Handling Technologies	2,330,691	1,760,066	8,220,768	5,926,592
Mefiag Filtration Technologies	263,014	(57,553)	780,586	401,695
Filtration/Purification Technologies	25,210	112,212	391,256	595,318
	$3,282,603	$2,378,349	$10,591,284	$8,970,321

			January 31,	January 31,
			2012	2011
Identifiable Assets
Product Recovery/Pollution Control Technologies			$36,444,763	$34,003,251
Fluid Handling Technologies			19,290,035	18,114,257
Mefiag Filtration Technologies			14,017,572	12,814,143
Filtration/Purification Technologies			8,368,652	8,369,385
			78,121,022	73,301,036
Corporate			37,388,193	34,745,292
			$115,509,215	$108,046,328

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Met-Pro Corporation
Consolidated Statements of Cash Flows

	Fiscal Years Ended January 31,
	2012	2011
Cash flows from operating activities
Net income	$7,133,701	$6,139,132
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,914,418	1,824,685
Deferred income taxes	1,197,654	439,069
Loss on sales of property and equipment, net	102,386	8,231
Stock-based compensation	744,306	645,891
Allowance for doubtful accounts	46,986	240,133
Changes in operating assets and liabilities:
Accounts receivable	(2,173,195)	(1,464,863)
Inventories	(2,450,559)	676,071
Prepaid expenses, deposits and other assets	(350,416)	(243,598)
Accounts payable and accrued expenses	3,116,045	977,454
Customers’ advances	2,323,603	22,004
Accrued pension retirement benefits	(2,647,339)	(668,901)
Other non-current liabilities	2,197	2,197

Net cash provided by operating activities	8,959,787	8,597,505

Cash flows from investing activities
Proceeds from sales of property and equipment	33,566	36,387
Acquisitions of property and equipment	(2,097,233)	(1,665,949)
Purchase of investments	(1,010,535)	(745,218)
Proceeds from maturities of investments	497,155	725,004
Payment for acquisition of business	–	(955,268)

Net cash used in investing activities	(2,577,047)	(2,605,044)

Cash flows from financing activities
Proceeds from new borrowings	477,692	189,074
Reduction of debt	(727,399)	(717,134)
Exercises of stock options	152,970	780,834
Payments of dividends	(3,943,332)	(3,597,539)
Purchases of treasury shares	(167,534)	(935,631)

Net cash used in financing activities	(4,207,603)	(4,280,396)
Effect of exchange rate changes on cash	5,443	26,645

Net increase in cash and cash equivalents	2,180,580	1,738,710

Cash and cash equivalents at beginning of year	32,400,814	30,662,104

Cash and cash equivalents at end of year	$34,581,394	$32,400,814

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